Exhibit 10.7

NEGOTIABLE SUBORDINATED TERM LOAN NOTE

$6,726,757.85	June 23, 2014

FOR VALUE RECEIVED, the undersigned, SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (the “Borrower”), hereby promises to pay to the order of ICM INVESTMENTS, LLC, a Kansas limited liability company (the “Lender”), the principal sum of Six Million Seven Hundred Twenty Six Thousand Seven Hundred Fifty Seven and 85/100ths ($6,726,757.85) (plus any PIK Interest which is capitalized and added to the outstanding principal balance of this Note) on July 1, 2023. The Borrower hereby covenants and agrees to pay to the Lender as a mandatory prepayment on this Note, within three (3) Business Days’ after receipt thereof, its Pro-Rata Share (as defined in that certain Intercreditor Agreement by and between Lender and Bunge North America, Inc. and dated as of the date hereof) (excluding any such securities evidencing senior indebtedness, trade payables incurred in the ordinary course of business, and any purchase money indebtedness incurred for the purpose of financing all or any part of the cost of acquiring an asset, together with any refinancings or renewals of the foregoing) after the date of this Note. Amounts repaid or prepaid under this Note may not be reborrowed.

The Borrower further promises to pay to the order of the Lender interest on the from time to time outstanding principal balance of this Note (including any increase in the outstanding principal balance of this Note which is attributable to the capitalization of PIK Interest) prior to the maturity of this Note as follows: (a) so long as no Event of Default under this Note has occurred and is continuing, at a rate per annum equal to Six and One-Quarter Percent (6-1/4%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change), (b) in the event Borrower fails to make a full quarterly cash payment of Interest for one year of the date it was due and payable, at a rate per annum equal to Seven and One-Half Percent (7-1/2%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change), and (c) so long as any Event of Default under this Note has occurred and is continuing, at a rate per annum equal to Ten and One-Half Percent (10-1/2%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change), interest, in accordance with the above terms, shall be due and payable quarterly in arrears on each March 31st, June 30th, September 30th and December 31st commencing September 30, 2014, and at the maturity of this Note, whether by reason of acceleration or otherwise; provided, however, that prior to the maturity of this Note, the Borrower, whenever the CoBank Credit Agreement prohibits the payment of such accrued and unpaid interest in cash, shall have the right to capitalize and add any or all of the accrued and unpaid interest on this Note (the “PIK Interest”) to the outstanding principal balance of this Note (and any accrued and unpaid interest on this Note which is not paid in cash on its due date shall automatically be capitalized and added to the outstanding principal balance of this Note on such due date). From and after the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be due and payable on the demand of the Lender on the from time to time outstanding principal balance of this Note (including any increase in the outstanding principal balance of this Note which is attributable to the capitalization of PIK Interest) at a rate per annum equal to Ten and One-Half Percent (10-

1/2%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change).

Interest on this Note shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All payments received by the Lender under or in respect of this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as the Lender shall elect.

The books and records of the Lender showing the account between the Lender and the Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

The Borrower shall have the right, upon not less than thirty (30) days’ prior written notice to the Lender, to prepay all at any time or any portion of the from time to time outstanding principal balance of this Note at any time without penalty or premium.

The Borrower shall make each payment of principal of, and interest on, this Note and all other amounts payable under this Note not later than 12:00 noon (central standard time) on the date when due by wire transferring such amounts to such bank account of the Lender as the Lender may from time to time designate in writing. Any such payment received by the Lender after 12:00 noon (central standard time) shall be deemed to have been paid on the next succeeding Business Day. Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time. The acceptance by the Lender of any payment of principal or interest due under this Note after the date it is due shall not be held to establish a custom or waive any rights of the Lender to enforce prompt payment of any further payments or otherwise.

The Lender shall have the right, at its option and upon at least fifteen (15) days prior written notice to the Borrower, to elect to convert all or any portion of the outstanding principal balance of this Note (excluding any portion of the outstanding principal balance of this Note which is attributable to the capitalization of PIK Interest) into Series C Units of the Borrower. In the event any such election is made, the number of Series C Units to which the Lender will be entitled shall be equal to the quotient obtained by dividing (a) the portion of the outstanding principal balance of this Note which the Lender has elected to convert, by (ii) a per unit price equal to $3,000.00 (the “Conversion Price”). On the date of the conversion of all or any portion of the outstanding principal balance of this Note, the Borrower at its expense will issue in the name of and deliver to the Lender a certificate or certificates for the number of Series C Units to which the Lender is entitled as a result of such conversion. If a fraction of a unit would result upon conversion of this Note pursuant to this paragraph, the Borrower will, in lieu of issuing a fractional unit, pay in cash the amount of principal represented by the fractional unit calculated on the basis of the Conversion Price. The Lender and the Borrower each agree to execute all necessary documents in connection with the conversion of all or any portion of this Note.

The Borrower hereby represents and warrants to the Lender that (a) the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa, (b) the execution, delivery and performance by the Borrower of this Note and the issuance by the Borrower of any Series C Units pursuant to the conversation rights granted to the Lender in this Note (i) are within the limited liability company powers of the Borrower, (ii) have been duly authorized by all necessary limited liability company action on the part of the Borrower, (iii) require no consent, approval or authorization of, action by or in respect of or filing or recording with any governmental or regulatory body, agency or official or any other third party and (iv) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the articles or organization, operating agreement or other organizational documents of the Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which the Borrower is a party or by which the Borrower or any of its property or assets is bound or to which the Borrower or any of its property or assets is subject, (c) this Note has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, and (d) the Series C Units to be issued by the Borrower pursuant to the conversion rights granted by terms of this Note have been duly and validly authorized and, when issued to the Lender pursuant to the terms of this Note, will be duly and validly issued, fully paid and non-assessable and free of any security interest, other encumbrance or adverse claim and free of any statutory and contractual preemptive rights, rights of first refusal and/or similar rights.

The Borrower hereby covenants and agrees that it will not (a) declare, make or pay any distribution, dividend or other payment of any kind (whether in cash, property, membership interests, other equity interests or otherwise) on any outstanding membership interests or other equity interests of or in the Borrower, unless prior written consent is obtained from the Lender, (b) allow, or propose to allow, any amendment, modification or change to the Borrower’s Articles of Organization or Fourth Amended and Restated Operating Agreement, or enter into any other agreement or instrument, or pass any resolution, which is inconsistent with the terms of this Note, or that would otherwise limit the rights, privileges or preferences of the Lender under the terms of this Note or the rights, privileges or preferences of the Series C Units or other membership interests or other equity interests in existence under the Borrower’s Fourth Amended and Restated Operating Agreement or (c) sell or otherwise issue any membership interests or other equity interests in the Borrower after the date of this Note without giving the Lender at least thirty (30) days prior written notice thereof.

If any of the following events (“Events of Default”) shall occur: (a) the Borrower shall fail to make any payment of any principal of interest on or other amount due under this Note as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) the Borrower shall fail to perform or observe any other covenant contained in this Note; (c) any representation or warranty made by the Borrower in this Note shall prove to have been untrue or incorrect in any material respect when made or deemed made; (d) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any limited liability company action for the purpose of effecting any of the foregoing; (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Borrower or of a substantial part of the property or assets of the Borrower or (iii) the winding up or liquidation of the Borrower; and any such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days; (f) dissolution, termination of existence or operations, merger, consolidation or transfer of a substantial part of the property or assets of the Borrower; (g) the Borrower shall become insolvent in either the equity or bankruptcy sense of the term; (h) a judgment or order is rendered against the Borrower and either (i) enforcement proceedings have been commenced by any creditor upon any such judgment or order or (ii) within thirty (30) days after entry thereof, such judgment or order is not paid or otherwise discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment or order is not paid or otherwise discharged; or a judgment or order in an amount in excess of $100,000.00 is rendered against the Borrower, irrespective of whether such judgment or order is paid or otherwise discharged or stayed pending appeal; (i) any default or event of default shall occur under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any outstanding indebtedness of the Borrower for borrowed money (other than this Note) in a principal amount in excess of $100,000.00 and such default or event of default shall (1) consist of the failure to pay such indebtedness when due (subject to any applicable grace period), whether by reason of maturity, acceleration or otherwise or (2) accelerate the maturity of such indebtedness or permit the holder or holders thereof to accelerate the maturity of such indebtedness of otherwise cause such indebtedness to become due and payable prior to its expressed maturity; (j) any default or event of default by the Borrower shall occur under or within the meaning of any Material Agreement which is not cured within any applicable grace or cure period (if any) and which default or event of default shall (1) consist of a failure by the Borrower to make any required payment thereunder when due, or (2) allow the Lender or any affiliate thereof to withhold performance or terminate such Material Agreement; or (k) any “Event of Default” (as defined therein) shall occur under or within the meaning of the CoBank Credit Agreement; then, and in each such event (other than an event described in clauses (d) or (e) above), the Lender shall have the right to declare that its obligation to make loans under this Note has terminated, whereupon such obligation of the Lender shall be immediately and forthwith terminated, and the Lender shall have the further right to declare the entire outstanding principal balance of and all accrued and unpaid interest on this Note to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on this Note shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the

Borrower, and the Lender shall have the further right to exercise any and all other rights and remedies which it may have at law or in equity; provided, however, that upon the occurrence of any event described in clauses (d) or (e) above, the Lender’s obligation to make loans under this Note shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Lender shall have the right to exercise any and all other rights and remedies which it may have at law or in equity.

Upon the occurrence and during the continuance of any Event of Default under this Note, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set-off and apply any and all indebtedness and other amounts at any time owing by the Lender to or for the credit or account of the Borrower against any and all indebtedness of the Borrower to the Lender evidenced by or arising under or in respect of this Note irrespective of whether or not the Lender shall have made any demand under this Note and although such obligations may be contingent or unmatured. The Lender agrees to promptly notify the Borrower after any such set-off and application made by the Lender, provided, however, that the failure to give such notice shall not affect the validity of any such set-off and application. The rights of the Lender under this paragraph are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have. Nothing contained in this paragraph shall impair the right of the Lender to exercise any right of set-off or counterclaim it may have against the Borrower and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower unrelated to this Note.

In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of demand or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of the Lender in connection with the bankruptcy or insolvency proceedings relating to or affecting this Note, the Borrower hereby promises to pay to the order of the Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof).

The Borrower hereby agrees to pay or reimburse the Lender upon demand for (a) all out- of-pocket costs and expenses including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Lender in connection with the preparation, negotiation, execution, administration and/or enforcement of this Note and (b) all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Lender in connection with any amendment, modification, extension, renewal or restatement of this Note. The Borrower further agrees to pay or reimburse the Lender for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Note. All of the obligations of the Borrower under this paragraph shall survive the payment and termination of this Note.

This Note may not be changed, nor may any term or condition be waived, modified or discharged orally but only by an agreement in writing, signed by the Lender. No failure or delay by the Lender in exercising any right, remedy, power or privilege under this Note shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

All parties hereto expressly waive presentment, demand for payment, notice of dishonor, protest and notice of protest.

For purposes of this Note, the following terms shall have the following meanings:

CoBank Credit Agreement shall mean that certain Credit Agreement dated June 24, 2014, by and among the Borrower, CoBank, ACB, as the Administrative Agent, and the additional commercial, banking or financial institutions party thereto as banks (collectively, the “Banks”), as the same may from time to time be further amended, modified, extended, renewed or restated.

Business Day shall mean any day except a Saturday, Sunday, or legal holiday observed by the Lender or by commercial banks in New York, New York.

Eurodollar Business Day shall mean any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in both London and New York, New York.

Floating Rate shall mean, as of any Business Day, a rate per annum equal to the British Bankers’ Association interest settlement rates for U.S. Dollar deposits for an interest period of three (3) months as of 11:00 a.m. (London time) on such Business Day (or, if such Business Day is not a Eurodollar Business Day, as of 11:00 a.m. (London time) on the immediately preceding Eurodollar Business Day) as published on Reuters Screen LIBOR01 Page, or if Reuters Screen LIBOR01 Page is not available, as published by Bloomberg Financial Services, Dow Jones Market Services, Telerate or any similar service selected by the Lender. The Floating Rate shall be determined and reset quarterly on each January 1st, April 1st, July 1st and October 1st (or, if any such day is not a Business Day, the immediately succeeding Business Day). The Floating Rate as of the date of this Note is 0.2326% per annum.

Material Agreement means any of the following agreements between the Borrower and the Lender or any affiliate thereof, in each case as the same may be amended, modified, supplemented and restated from time to time: (a) Agreement between Owner and Design/Builder on the Basis of Stipulated Price, dated September 25, 2006; (b) Environmental Permit Agreement, dated April 25, 2008; and (c) Installation, Training and Support Agreement, dated as of the 1st day of server installation, 2008.

Series C Units shall mean the Series C Units of Borrower which have been created and authorized by the Fourth Amended and Restated Operating Agreement, dated March 21, 2014.

THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY KANSAS STATE COURT SITTING IN WICHITA, KANSAS OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE DISTRICT OF KANSAS, AS THE LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (B) AGREES THAT ALL CLAIMS IN RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. THE BORROWER (AND BY ITS ACCEPTANCE HEREOF, THE LENDER) IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE BORROWER AND THE LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Note without the prior written consent of the Lender and any purported assignment, transfer or delegation without the prior written consent of the Lender shall be null and void.

The Lender’s rights pursuant to this Note are subordinated to the rights of the Banks (as defined in the CoBank Credit Agreement) to the extent set forth in that Subordination Agreement, dated on or about the date hereof, by and among Bunge North America, Inc., the Lender and CoBank, ACB.

This Note shall be governed by and construed in accordance with the substantive laws of the State of Kansas (without reference to conflict of law principles).

This Note is an amendment, restatement, and continuation of, and not a novation of, that certain Subordinated Term Loan Note, dated June 17, 2010, in the principal amount of $9,969,816.08, made by Borrower in favor of ICM, Inc., as amended, which Subordinated Term Loan Note was assigned by ICM, Inc. to ICM Holdings, Inc. pursuant to the certain Assignment, effective January 1, 2013, and further assigned by ICM Holdings, Inc. to Lender pursuant to the certain Assignment, effective January 1, 2013.

SOUTHWEST IOWA RENEWABLEENERGY, LLC

By:	/s/ Brett L. Frevert
Name:	Brett L. Frevert
Title:	Chief Financial Officer

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